Nutrastar Releases Second Quarter 2013 Results

Revenue Up 18.3%; Gross Profit Increased 20.9%

Harbin, China, August 12, 2013-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), health beverages and organic and specialty foods, today announced its financial results for the quarter and six months ended June 30, 2013.

Three Months Ended June 30, 2013 Financial Highlights

  Net revenue increased 18.3% to $11.87 million, compared to $10.04 million in the three months ended June 30, 2012.
  Gross profit increased 20.9% to $9.14 million, up from $7.56 million in the comparable 2012 quarter.
  Gross margin was 77% compared with 75.4% in the second quarter 2012.
  Net income was $5.96 million, up 21.7% from $4.90 million recorded in Q2 2012.
  Basic and diluted EPS were $0.37 and $0.35, respectively, with 15.86 million basic and 16.99 million diluted shares outstanding.

Six Months Ended June 30, 2013 Financial Highlights

  Net revenue increased 14.1% to $19.29 million, compared to $16.90 million in the six months ended June 30, 2012.
  Gross profit increased 16.9%% to $14.78 million, up from $12.65 million in the comparable 2012 six month period.
  Gross margin was 76.6%, compared to 74.8% in the first six months of 2012.
  Net income was $9.38 million, up 19.4% from $7.85 million in the first half of 2012.
  Basic and diluted EPS were $0.58 and $0.55, respectively, with 15.86 million basic and 16.99 million diluted shares outstanding.

Management Commentary

“In line with expectations, our financial results showed continued top-line growth, coupled with the robust progression of our bottom line. Gross margin expanded in the second quarter by 1.6% as a result of economics of scale due to increased capacity as well as an attractive product mix. The majority of revenues, roughly 74% in Q2, stemmed from our higher margin commercially cultivated Cordyceps, which saw sales hit $8.8 million, up 17.1% year-over-year. Premium functional health beverages contributed $2.5 million in the quarter, up 26.7% as a result of prior company-led marketing initiatives specifically designed to grow this market.” stated, Ms. Lianyun Han, CEO of Nutrastar.

Ms. Han continued, “As for the remainder of the year, we are confident in the continuation of our growth and expect to meet our full year 2013 revenue guidance. Demand for our premium consumer products remains steadfast and robust, especially among the affluent and elderly population. We remain committed to expanding our market, growing our brand awareness and bringing more products into the hands of health-conscious consumers. To this end, we plan to embark on new, fresh campaigns geared towards better informing and promoting the health benefits of our premium consumer products, especially our on-the-go functional health beverages and instant soluble drinks, which we believe will be key market drivers in the future. We look forward to updating our shareholders and the investment community on our progress on these initiatives in the coming months. Nutrastar is committed to full disclosure, we encourage any interested investor to visit our Cordyceps production facilities and experience the company’s products firsthand.”

Financial Guidance

Based on management’s current expectations, the Company maintains its expectation that 2013 revenue will be in the range of $44 million to $46 million, representing an approximate 19% to 25% top line increase over last year.

Nutrastar is providing the above guidance as a convenience to investors and assumes no obligation to update it.

Request for Call with Management

Investors are invited to schedule a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the quarter ended June 30, 2013, please refer to the Quarterly Report Form 10-Q to be filed with the Securities and Exchange Commission on or about August 12, 2013.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company, with 330 employees, including 21 in R&D and 149 in sales and marketing, is located in Harbin, with its main operations in Heilongjiang Province. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

Make sure you are first to receive timely up-to-date information on Nutrastar. Sign up for Nutrastar's email news alert system today at: http://www.nutrastarintl.com/alerts

Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, financial guidance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Howard Gostfrand

American Capital Ventures

Tel: +1-305-918-7000

Email: info@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
NET REVENUE	$11,874,334	$10,035,428	$19,285,470	$16,896,446
Cost of goods sold	(2,731,416)	(2,472,094)	(4,503,704)	(4,250,662)
GROSS PROFIT	9,142,918	7,563,334	14,781,766	12,645,784
Selling expenses	(473,793)	(465,650)	(904,256)	(848,008)
General and administrative expenses	(696,752)	(664,538)	(1,289,267)	(1,329,243)
Income from operations	7,972,373	6,433,146	12,588,243	10,468,533
Other income (expenses):
Interest income	78,748	66,664	162,489	133,882
Foreign exchange differences	31,644	(13,571)	26,457	(11,167)
Change in fair value of warrants	173	144,788	173	140,759
Total other income	110,565	197,881	189,119	263,474
Income before income taxes	8,082,938	6,631,027	12,777,362	10,732,007
Provision for income taxes	(2,120,129)	(1,729,994)	(3,399,869)	(2,881,396)
NET INCOME	5,962,809	4,901,033	9,377,493	7,850,611

Earnings per share:
Basic	$0.37	$0.31	$0.58	$0.50
Diluted	$0.35	$0.30	$0.55	$0.48
Weighted average number of shares outstanding:
Basic	15,863,826	15,384,180	15,863,826	15,370,851
Diluted	16,993,926	16,517,699	16,993,926	16,513,952

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$87,847,927	$75,526,533
Accounts receivable	91,531	81,497
Inventories	1,250,539	965,251
Prepayments and other receivables	449,921	1,321,726
Total current assets	89,639,918	77,895,007
OTHER ASSETS
Intangible assets, net	1,335,956	1,552,022
Property, plant and equipment, net	15,771,790	15,991,060

Total assets	$106,747,664	$95,438,089
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,814,358	$1,481,198
Taxes payable	2,833,002	2,981,136
Due to a related party	159,360	150,036
Preferred stock dividend payable	640,774	528,528
Warrants liabilities	-	173
Total current liabilities	5,447,494	5,141,071
Total liabilities	5,447,494	5,141,071

COMMITMENTS AND CONTINGENCIES (Note 17)

STOCKHOLDERS' EQUITY

Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 113,010 shares issued and outstanding; aggregate liquidation preference amount: $3,164,280 and $3,164,280, plus accrued but unpaid dividend of $640,774 and $528,528, at June 30, 2013 and December 31, 2012, respectively	2,577,324	2,577,324

Common stock, $0.001 par value, 190,000,000 shares authorized, 15,907,381 shares issued and 15,863,826 shares outstanding at June 30, 2013 and December 31, 2012	15,908	15,908

Additional paid-in capital	19,138,199	19,029,586
Statutory reserves	4,964,562	4,960,023
Treasury stock, at cost, 43,555 shares as of June 30, 2013 and December 31, 2012	(78,767)	(78,767)
Retained earnings	67,586,640	58,325,932
Accumulated other comprehensive income	7,096,304	5,467,012
Total stockholders' equity	101,300,170	90,297,018

Total liabilities and stockholders' equity	$106,747,664	$95,438,089

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Six Months Ended
	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,377,493	$7,850,611
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants	(173)	(140,759)
Depreciation and amortization	731,128	618,482
Share-based compensation expense	108,613	207,964
(Increase) decrease in assets:
Accounts receivable	(8,537)	(6,744)
Inventories	(265,896)	(492,222)
Prepayments and other receivables	885,634	912,912
Increase (decrease) in liabilities:
Accounts payable	-	(6,332)
Other payables and accruals	305,355	155,434
Taxes payable	(197,651)	(217,584)
Net cash provided by operating activities	10,935,966	8,881,762

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances from sale of fixed assets	-	1,268,351
Purchase of property, plant and equipment	-	(15,926)
Net cash provided by investing activities	-	1,252,425

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in restricted cash	-	4,170
Purchase of common stock	-	(69,214)
(Repayment to) advance from related party	(27,009)	77,143
Net cash (used in) provided by financing activities	(27,009)	12,099

Foreign currency translation adjustment	1,412,437	(232,209)

INCREASE IN CASH AND CASH EQUIVALENTS	12,321,394	9,914,077
CASH AND CASH EQUIVALENTS, at the beginning of the period	75,526,533	54,556,329

CASH AND CASH EQUIVALENTS, at the end of the period	$87,847,927	$64, 470,406

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$-	$995,587
Preferred stock dividend payable	112,246	138,874
Share-based payment to officers and directors under equity incentive plan	108,613	207,964
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$3,468,821	$3,050,703